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                                                                    Exhibit 16.1



                       [Deloitte & Touche LLP Letterhead]

                                January 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

           We have read and agree with the comments in Item 4, paragraph 1, of Form 8-K of quepasa.com, inc. dated January 18, 2000 ("Form 8-K"). We have no basis to agree or disagree with the comments in Item 4, paragraph 2, of Form 8-K.

Yours truly,


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP